AMENDMENT DATED AS OF
                                  MAY 14, 1998

                                       TO

                             RIGHTS AGREEMENT DATED
                           AS OF MAY 15, 1997 BETWEEN
                             L.B. FOSTER COMPANY (A
                           DELAWARE CORPORATION) AND
                           AMERICAN STOCK TRANSFER &
                         TRUST COMPANY, AS RIGHTS AGENT

               -------------------------------------------------

         Whereas, as of May 15, 1997 L.B. Foster Company, a Delaware corporation ("L.B. Foster- DE"), and American Stock Transfer & Trust Company, a New York corporation ("Rights Agent"), entered into a Rights Agreement ("Rights Agreement") setting forth the terms of certain Rights ("Rights") to be issued by L.B. Foster-DE to purchase shares of Class A Common Stock, par value $.01 per share, of L.B. Foster-DE; and

         Whereas, by action of the board of directors of L.B. Foster-DE on May 15, 1997, a dividend distribution of one Right for each share of Class A Common Stock outstanding on May 21, 1997 was made, and the board further authorized the issuance of one Right for each share of Class A Common Stock issued between May 21, 1997 and the Distribution Date (as defined in the Rights Agreement), each Right, when exercisable, entitling the registered holder thereof to purchase one share of Class A Common Stock from L.B. Foster-DE for $30, subject to adjustment; and

         Whereas, at the close of business on May 14, 1998, L.B. Foster-DE was merged ("Merger") into L.B. Foster Company, a Pennsylvania corporation ("L.B. Foster-PA"), pursuant to a Plan of Merger whereby L.B. Foster-PA succeeded to all the property, rights and obligations of L.B. Foster- DE, L.B. Foster-DE ceased to exist as a Delaware corporation, and each outstanding share of Class A Common Stock of L.B. Foster-DE (including shares held in the treasury) became and was converted into one validly issued, fully paid and non-assessable share of common stock, $.01 par value, of L.B. Foster-PA; and

         Whereas, L.B. Foster-PA and the Rights Agent wish to amend the Rights Agreement to reflect and confirm that L.B. Foster-PA has succeeded to all of the rights and obligations of L.B. Foster-DE thereunder and to reflect and confirm certain conforming changes therein.

         Now, therefore, L.B. Foster-PA and the Rights Agent, intending to be legally bound, agree as follows:

         1. As of the time of the Merger, L.B. Foster-PA succeeded to all the rights and obligations of L.B. Foster-DE under the Rights Agreement, and L.B. Foster-PA replaced, and hereby does replace, L.B. Foster-DE as the "Company" under the Rights Agreement.

2. As of the time of the Merger, each Right theretofore issued by L.B. Foster-DE, and which attached to a share of Class A Common Stock of L.B. Foster-DE, became, and hereby does become, a Right, when exercisable, to purchase from L.B. Foster-PA one share of common stock of L.B. Foster-PA for $30, subject to adjustment as provided in the Rights Agreement, such Right being attached to the share of common stock of L.B. Foster-PA into which such share of Class A Common Stock of L.B. Foster-DE has been converted.

         3. As of the time of the Merger, all references in the Rights Agreement to "Common Stock" became, and hereby do become, references to the common stock, $.01 par value per share, of L.B. Foster-PA, and all references to other securities of L.B. Foster-DE became, and hereby do become, references to other securities of L.B. Foster-PA.

         4. One Right (as such number may be adjusted pursuant to Section 11(p) of the Rights Agreement) to purchase a share of common stock of L.B. Foster-PA for $30, when exercisable and subject to adjustment as provided in the Rights Agreement, shall be issued for and attach to each share of common stock of L.B. Foster-PA issued after the time of the Merger, whether an originally- issued share or a share delivered from the treasury to which a Right had not previously attached, all in accordance with Section 3 of the Rights Agreement as hereby amended.

         5.       Section  32  of  the  Rights   Agreement  is  hereby  amended
by  substituting   "Commonwealth  of Pennsylvania" for "State of Delaware."

         6. Except as amended herein, the Rights Agreement and all of its terms and provisions shall remain in full force and effect.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

                                        L.B. FOSTER COMPANY

                                        By: /s/ David L. Voltz
                                        ----------------------

                                        Name:  David L. Voltz
                                        Title: Vice President


                                         AMERICAN STOCK TRANSFER &
                                         TRUST COMPANY, as Rights Agent

                                         By: /s/ Herbert Lemmer
                                         ----------------------

                                         Name:  Herbert Lemmer
                                         Title: Vice President